Exhibit 5

Faith M. Wilson
540 983-7633
Internet:  wilson@woodsrogers.com


April 15, 1997




Board of Directors
Roanoke Electric Steel Corporation
Post Office Box 13948
Roanoke, VA  24038-3948

      In re: Registration Statement on Form S-8: Roanoke Electric Steel Corporation Non-Employee Directors Stock Option Plan
                  -----------------------------------------------------------

Gentlemen:

      We have acted as counsel for you in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") pursuant to the provisions of the Securities Act of 1933, as amended, being filed with the Securities and Exchange Commission on April 15, 1997, or as soon thereafter as practicable, in respect of 25,000 shares of Company common stock which may be sold pursuant to the Roanoke Electric Steel Corporation Non-Employee Stock Option Plan and, as such, have examined the same and the exhibits being filed therewith.

      We are generally familiar with your corporate affairs, including your organization and the conduct of the corporate proceedings relating thereto. We also have examined such of your corporate records as we have deemed necessary as the basis for this opinion. Based upon the foregoing, it is our opinion that:

      1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Virginia.

      2. The 25,000 shares of Company common stock which are the subject of the Registration Statement have been duly and validly authorized, and when issued pursuant to proper resolution of the Board of Directors of the Company and upon the terms as set forth in the Registration Statement, will be legally issued, fully paid and non-assessable.

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Board of Directors
Roanoke Electric Steel Corporation
April 15, 1997
Page 2



      The foregoing opinion is contingent upon the Registration Statement becoming effective. We consent to its use as an exhibit to the Registration Statement and to reference to this firm in the Prospectus, the Registration Statement and any amendments thereto.

                              Very truly yours,



                    s/Woods, Rogers & Hazlegrove, P.L.C.
                     WOODS, ROGERS & HAZLEGROVE, P.L.C.

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